Exhibit 99.1



                        MMC REPORTS FIRST QUARTER RESULTS

                       Earnings Per Share Rises 11 Percent

            Strong Performance Driven by Risk and Insurance Services


NEW YORK, NEW YORK, April 23, 2003--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter ended March 31, 2003. Consolidated revenues increased 8 percent to $2.9 billion from $2.6 billion in the first quarter of 2002. Net income grew 6 percent to $443 million from $418 million, and earnings per share increased 11 percent to $.81 from $.73.

Jeffrey W. Greenberg, chairman, said: "MMC's first quarter results were driven by Marsh's strong performance. Insurance and reinsurance broking operations achieved double-digit growth throughout all geographies. Putnam continued to take steps to improve its operations and strengthen its prospects for growth. Mercer performed well, increasing revenues and profits at the strongest pace in two years."

Risk and insurance services revenues in the first quarter rose to $1.8 billion from $1.5 billion, an increase of 20 percent. Marsh's revenue growth on a constant currency basis was 15 percent. (Constant currency measures the change in revenue using consistent currency exchange rates, before acquisitions.) Operating income increased 21 percent to $560 million from $462 million. Clients have a heightened awareness that risks have increased and become more complex. At the same time, they are facing restricted terms and conditions, coverage exclusions, and higher prices for commercial liability insurance. Marsh's full range of specialized services and its unparalleled access to worldwide insurance markets are of great value to clients. In the first quarter, risk management and insurance broking revenues grew 23 percent (17 percent on a constant currency basis), and reinsurance broking and services grew 26 percent (23 percent on a constant currency basis).

Putnam's revenues declined 25 percent to $445 million, and operating income declined from $175 million to $103 million, reflecting the weakness in U.S. equity markets. Profitability in the quarter also was affected by the reduction in value of Putnam's investments, including start-up funds. Within its investment management area, Putnam added new leadership and refined its decision-making processes. Putnam's average assets under management during the first quarter were $244 billion, a decline of 21 percent from the $310 billion in average assets in last year's first quarter. Positive asset flows in Putnam's institutional and international businesses were more than offset by net outflows in retail mutual funds. Total assets under management on March 31, 2003 were $241 billion, 4 percent lower than the $251 billion of assets at year-end 2002.

Mercer's revenues in the first quarter increased 12 percent to $634 million from $565 million. Operating income rose 12 percent to $83 million from $74 million. Mercer's revenue growth on a constant currency basis was 5 percent. Mercer's first quarter results reflect growth in almost all of its consulting practices, including significant improvement in health care and group benefits, human capital, and organizational change consulting. Growth in retirement services and economic consulting continued, with a decline in management consulting.

MMC continued to produce strong cash flow in the first quarter. The company paid $151 million in dividends to shareholders and repurchased 7.8 million shares of common stock for $321 million. As a result of MMC's share repurchase program, which more than offset requirements of stock benefit plans, shares outstanding were reduced by 2.4 million in the quarter and 12.9 million over the past 12 months.

MMC is a global professional services firm with annual revenues exceeding $10 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 59,000 employees provide analysis, advice and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center, or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, the impact of terrorist attacks, natural catastrophes, and mergers between client organizations, including insurance and reinsurance companies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at appropriate levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2002 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results, and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month, except at the end of March, June, September, and December, when such information will be released with MMC's quarterly earnings announcement. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.



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                                                   Marsh & McLennan Companies, Inc.
                                                  Consolidated Statements of Income
                                               (In millions, except per share figures)
                                                             (Unaudited)




                                                                                   Three Months Ended
                                                                                        March 31,
                                                                             --------------------------------
                                                                                 2003                2002
                                                                             ------------        ------------

Revenue:
Risk and Insurance Services                                                     $1,773              $1,476
Investment Management                                                              445                 594
Consulting                                                                         634                 565
                                                                              --------            --------
       Total Revenue                                                             2,852               2,635
                                                                              --------            --------

Expense:
Compensation and Benefits                                                        1,378               1,249
Other Operating Expenses                                                           757                 699
                                                                              --------            --------
       Total Expense                                                             2,135               1,948
                                                                              --------            --------

Operating Income                                                                   717                 687

Interest Income                                                                      6                   5

Interest Expense                                                                   (43)                (37)
                                                                              --------            --------

Income Before Income Taxes and Minority Interest Expense                           680                 655

Income Taxes                                                                       232                 232

Minority Interest Expense, Net of Tax                                                5                   5
                                                                              --------            --------

Net Income                                                                     $   443             $   418
                                                                               =======             =======

Basic Net Income Per Share                                                       $0.83               $0.76
                                                                                 =====               =====

Diluted Net Income Per Share                                                     $0.81               $0.73
                                                                                 =====               =====

Average Number of
     Shares Outstanding - Basic                                                    536                 548
                                                                                   ===                 ===

Average Number of
     Shares Outstanding - Diluted                                                  547                 569
                                                                                   ===                 ===



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                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                       (In millions) (Unaudited)




                                                                                   Three Months Ended
                                                                                        March 31,
                                                                             --------------------------------
                                                                                 2003                2002
                                                                             ------------        ------------
Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                                       $560                $462
Investment Management                                                              103                 175
Consulting                                                                          83                  74
Corporate                                                                          (34)                (29)
                                                                              --------            --------
                                                                                   712                 682
                                                                              --------            --------
Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                          3                   1
Investment Management                                                                2                   4
                                                                              --------            --------
                                                                                     5                   5
                                                                              --------            --------

Operating Income                                                                  $717                $687
                                                                                  ====                ====

Segment Operating Margins:
Risk and Insurance Services                                                      31.6%               31.3%
Investment Management                                                            23.1%               29.5%
Consulting                                                                       13.1%               13.1%

Consolidated Operating Margin                                                    25.1%               26.1%

Pretax Margin                                                                    23.8%               24.9%

Effective Tax Rate                                                               34.0%               35.5%

Interest Income on Fiduciary Funds                                              $   31              $   27

Investment Income                                                               $   11              $   32

Shares Outstanding at End of Period                                                536                 549

Potential Minority Interest Associated with the Putnam
  Equity Partnership Plan Net of Dividend Equivalent
  Expense Related to MMC Common Stock Equivalents                              $     -             $     1


MMC's consolidated effective tax rate was 35% for the year ended December 31, 2002. As a result of the geographic mix of MMC's businesses, the effective tax rate in 2003 should approximate 34%.


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                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                              (Unaudited)

Revenue Analysis (millions)                               Three Months Ended                    % Change                 Currency/
---------------------------                                                           -----------------------------
                                                              March 31,                  GAAP         Constant         Acquisitions
                                                     -----------------------------
                                                         2003           2002 (b)        Revenue       Currency (c)        Impact
                                                     ------------     ------------    -----------    --------------   --------------
Risk & Insurance Services
Risk Management and Insurance Broking                   $1,323          $1,076            23%             17%                6%
Reinsurance Broking and Services                           234             185            26%             23%                3%
Related Insurance Services (a)                             216             215             -               -                 -
                                                       -------         -------
  Total Risk & Insurance Services                        1,773           1,476            20%             15%                5%

Investment Management                                      445             594          (25)%           (25)%                -

Consulting
Retirement Services                                        300             270            11%              4%                7%
Health Care & Group Benefits                                98              84            17%             13%                4%
Human Capital                                               86              78            10%              5%                5%
Management and Organizational Change                        81              68            19%            (5)%               24%
Economic                                                    37              33            12%             11%                1%
                                                       -------         -------
                                                           602             533            13%              5%                8%
Reimbursed Expenses                                         32              32             -               -                 -
                                                       -------         -------
  Total Consulting                                         634             565            12%              5%                7%
                                                       -------         -------

Total                                                   $2,852          $2,635             8%              4%                4%
                                                        ======          ======

(a) Includes affinity, claims management and MMC Capital businesses. Related insurance services revenue included strong growth in claims management offset by declines in affinity business.
(b) Quarterly revenue for 2002 under the above captions is available upon request.
(c) Constant currency measures the change in revenue using consistent currency exchange rates, before acquisitions and dispositions.

Putnam Assets Under Management (billions)              March 31,        Dec. 31,       Sept. 30,        June 30,         March 31,
-----------------------------------------
                                                         2003             2002           2002             2002             2002
                                                     ------------     ------------    -----------    --------------    -------------
Mutual Funds:
Growth Equity                                            $  43           $  45           $  45            $  58           $  73
Value Equity                                                36              40              38               49              55
Blend Equity                                                30              33              32               40              46
Fixed Income                                                46              46              46               44              43
                                                       -------         -------         -------          -------         -------
  Total Mutual Fund Assets                                 155             164             161              191             217
                                                       -------         -------         -------          -------         -------

Institutional:
Equity                                                      64              66              59               74              79
Fixed Income                                                22              21              18               19              18
                                                       -------         -------         -------          -------         -------
  Total Institutional Assets                                86              87              77               93              97
                                                       -------         -------         -------          -------         -------
Total Ending Assets                                       $241            $251            $238             $284            $314
                                                          ====            ====            ====             ====            ====

Assets from Non-US Investors                             $  33           $  33           $  27            $  30           $  30
                                                         =====           =====           =====            =====           =====

Average Assets Under Management:
  Quarter-To-Date                                         $244            $249            $257             $301            $310
                                                          ====            ====            ====             ====            ====
  Year-To-Date                                            $244            $279            $289             $305            $310
                                                          ====            ====            ====             ====            ====

Net New Sales/(Redemptions) including
 Dividends Reinvested:
   Quarter-To-Date                                       $(1.3)        $   0.4         $  (7.1)           $(3.2)          $(0.4)
                                                         =====         =======         =======            =====           =====
   Year-To-Date                                          $(1.3)         $(10.3)         $(10.7)           $(3.6)          $(0.4)
                                                         =====          ======          ======            =====           =====

Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.


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